SCHEDULE A

to the Rule 18f-3 Multi-Class Plan for the

USAA Mutual Funds Trust

	Fund		Retail	A Class	C Class	Institutional	R6	Z Class	Reward

1.	500 Index Fund		X						X
2.	Aggressive Growth Fund		X			X
3.	California Bond Fund		X	X		X
4.	Capital Growth Fund		X			X
5.	Cornerstone Conservative Fund		X
6.	Cornerstone Moderately Conservative Fund		X
7.	Cornerstone Moderate Fund		X
8.	Cornerstone Moderately Aggressive Fund		X
9.	Cornerstone Aggressive Fund		X
10.	Cornerstone Equity Fund		X
11.	Emerging Markets Fund		X
12.	Extended Market Index Fund		X
13.	Global Equity Income Fund		X			X
14.	Global Managed Volatility Fund		X			X
15.	Government Securities Fund		X	X		X	X
16.	Growth Fund		X			X
17.	Growth & Income Fund		X	X		X
18.	Growth and Tax Strategy Fund		X	X	X	X
19.	High Income Fund		X	X		X	X
20.	Income Fund		X	X		X	X
21.	Income Stock Fund		X			X
22.	Intermediate-Term Bond Fund		X	X	X	X	X
23.	International Fund		X	X		X	X
24.	Money Market Fund		X
25.	Nasdaq-100 Index Fund		X	X	X	X	X
26.	New York Bond Fund		X	X		X
27.	Precious Metals and Minerals Fund		X	X		X
28.	Science & Technology Fund		X	X
29.	Short-Term Bond Fund		X	X		X	X
30.	Small Cap Stock Fund		X			X
31.	Target Managed Allocation Fund		X
32.	Target Retirement 2030 Fund		X
33.	Target Retirement 2040 Fund		X
34.	Target Retirement 2050 Fund		X
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	Fund	Retail	A Class	C Class	Institutional	R6	Z Class	Reward

35.	Target Retirement 2060 Fund	X
36.	Target Retirement Income Fund	X
37.	Tax Exempt Intermediate-Term Fund	X	X		X
38.	Tax Exempt Long-Term Fund	X	X		X
39.	Tax Exempt Money Market Fund	X
40.	Tax Exempt Short-Term Fund	X	X		X
41.	Treasury Money Market Trust	X
42.	Ultra Short-Term Bond Fund	X	X		X	X
43.	Value Fund	X	X		X
44.	Virginia Bond Fund	X	X		X
45.	Sustainable World Fund	X	X		X

As of March 10, 2022

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